UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 6, Triq Paceville

St. Julians, STJ 3109

Malta

(Address of principal executive offices, including zip code)

356 2757 7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Based on information provided by Esports Entertainment Group, Inc.’s (the “Company”) independent registered public accounting firm, Friedman LLP, effective September 1, 2022, Friedman LLP combined with Marcum LLP and continued to operate as an independent registered public accounting firm. On October 25, 2022, the Audit Committee of the Board of Directors of the Company approved the dismissal of Friedman LLP and the engagement of Marcum LLP to serve as the independent registered public accounting firm of the Company. The services previously provided by Friedman LLP will now be provided by Marcum LLP.

The reports of Friedman LLP on the financial statements of the Company for the years ended June 30, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph in such reports regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through October 25, 2022, the Company:

(i) had no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and

(ii) had the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part II, Item 9A of the Company’s Form 10-K for the years ended June 30, 2022 and 2021, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following: (a) no ongoing and/or separate formal evaluation to determine whether the components of internal control are present and functioning within the period under audit; (b) insufficient period-end financial reporting controls in place as it relates to segregation of duties, reviews of certain completed or nonrecurring transactions, and certain procedures for preparing the financial statements and disclosures; and (c) insufficient controls in place as it relates to information technology (“IT”) controls and IT technology controls were not formally evaluated to determine operating effectiveness, including the evaluation of system organization controls and related complementary user entity controls. These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K. Other than described above, during the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through October 25, 2022, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has furnished to Friedman LLP the statements made here in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Friedman LLP’s letter to the Securities and Exchange Commission (the “SEC”), dated October 28, 2022 regarding these statements.

During the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through October 25, 2022, the Company had not consulted with Marcum LLP on any matter that involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
16.1	Letter, dated October 28, 2022 from Friedman LLP to the Securities and Exchange Commission, regarding change in certifying accountant of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated:	October 28, 2022	By:	/s/ Grant Johnson
Grant Johnson
Chief Executive Officer